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                                                                   EXHIBIT 21




                        SUBSIDIARIES OF THE REGISTRANT



                                                                             State or Other
                                                                             Jurisdiction of
                                                                             Incorporation
      Name of Subsidiary                                                     or Organization
      ------------------                                                     ---------------

The Elco Corporation                                                              Ohio             (1)

         ELDISC Export Co. (100% owned by The Elco Corporation)                   Delaware         (1)

         Harvel Plastics, Inc. (85% owned by The Elco Corporation)                Pennsylvania     (1)

Seibert-Oxidermo, Inc.                                                            Michigan         (1)

Detrex Industrial Water Treatment                                                 Michigan         (2)

Wayne Chemical Products Company                                                   Michigan         (2)




(1) Financial statements of subsidiary company included in the Consolidated financial statements.

(2)      Inactive Corporations